Exhibit 32

CERTIFICATION

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350

      The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2003 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. §1350.

      T. Kevin Dunnigan, the Chief Executive Officer, and John P. Murphy, the Chief Financial Officer, of Thomas & Betts Corporation (the “Corporation”), each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

      Dated this 4th day of November 2003.

/s/ T. KEVIN DUNNIGAN

T. Kevin Dunnigan
Chief Executive Officer

/s/ JOHN P. MURPHY

John P. Murphy
Chief Financial Officer